Exhibit 10.1

December 26, 2024

KULR Technology Group, Inc.

555 Forge River Road, Suite 100

Webster, Texas 77598

Attention: Michael Mo, Chief Executive Officer

Dear Mr. Mo:

Reference is made to the At The Market Offering Agreement, dated as of July 3, 2024 (the “ATM Agreement”), between KULR Technology Group, Inc. (the “Company”) and Craig-Hallum Capital Group LLC (“Craig-Hallum”). This letter (the “Amendment”) constitutes an agreement between the Company and Craig-Hallum to amend the ATM Agreement as set forth herein. Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1.         The defined term “Agreement” in the ATM Agreement is amended to mean the ATM Agreement as amended by this Amendment.

2.         The defined term “Registration Statement” in the ATM Agreement is amended and restated as follows:

““Registration Statement” shall mean, collectively, (i) for the period from July 3, 2024 until December 26, 2024, the shelf registration statement (File No. 333-257697) on Form S-3 (the “First Registration Statement”) that was initially declared effective on July 13, 2021 and (ii) for the period from the date and time of the effectiveness of such shelf registration statement and thereafter, the shelf registration statement (File No. 333-280694) on Form S-3 that was initially filed on July 3, 2024 with the Commission and that was filed prior to the expiration date of the First Registration Statement and that has been declared effective by the Commission, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.”

3.         The first sentence of Section 2(b)(v) of the ATM Agreement is hereby amended and restated as follows:

“The compensation to the Manager for sales of the Shares under this Section 2(b) shall be a placement fee of 2.5% of the gross sales price of the Shares sold pursuant to this Section 2(b) (“Broker Fee”).”

4.        Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way be changed, modified or superseded by the terms set forth herein.

5.        This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and Craig-Hallum, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

CRAIG-HALLUM CAPITAL GROUP LLC

By:	/s/ Rick Hartfiel
Name: Rick Hartfiel
Title: Head of Investment Banking

Accepted and Agreed:

kulr technology group, Inc.

By:	/s/ Michael Mo
Name: Michael Mo
Title: CEO

[Signature Page to Amendment to KULR ATM Agreement]

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